UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charters)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Linn Energy, LLC (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC’) on May 2, 2011 (the “Original Filing”) solely to disclose, as required by SEC regulations, the Company’s determination of the frequency of future advisory votes on executive compensation. This Amendment No.1 does not otherwise amend or revise the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

As reported in the Original Filing, at the Company’s 2011 annual meeting of unitholders held on April 26, 2011, the Company’s unitholders approved, on an advisory (non-binding) basis, holding a triennial (every three years) advisory vote on executive compensation.  After considering the outcome of the advisory unitholder vote and other factors, the Company’s Board of Directors determined that the Company will hold a triennial non-binding advisory vote on executive compensation.  Accordingly, the Company will request an advisory vote on executive compensation every three years in its future proxy materials until the next required vote on the frequency of the unitholder advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: September 22, 2011	By:	/s/ CHARLENE A.RIPLEY
Charlene A. Ripley
Senior Vice President and General Counsel